Listing Agreement

Contract No.: 135 v3

Party A: Mr. Denis Werner and
StrayArrow International Limited
PO Box 556, Main Street
Charlestown, Nevis

500 Chang De Road, 4-18c
Shanghai, China 200040

Party B: EastBridge Investment Group Corp ("Party B"), a company registered in Arizona, USA, at 8040 E Morgan Trail, Suite 19, Scottsdale, AZ 85258, USA

AGREEMENT, dated as of this 11th day of April, 2010 ("Agreement"), by and between Party A and party B;

RECITALS

Whereas: Mr. Denis Werner, through StrayArrow International Limited or any of such similarly purposed entity controlled by Mr. Denis Werner, desires to start a luxury lifestyle goods and services business in China and Asia;

Whereas: EastBridge Investment Group is in the business of taking companies public and raising capital for them;

Now therefore, the parties agree as follows:

Article 1—Listing Service

Whereas, Party A asks Party B to help list its stock on either NYSE, Nasdaq, AMEX or OTCBB stock market, depending on Party A's market valuation and qualification at the time of listing. Party A's definition of its listing is for its stock to be published on a US stock market as a result of direct listing.

Article 2—Authority and Preconditions

1. Party B's authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B shall have the right to decide how to list on a US market for Party A, in any legal manner conforming to US laws and relevant regulations thereof.

Article 3—Terms and Conditions

1) Party B shall bring Party A public in about six months upon Party A's fulfillment of the following:

A. Successful financial audit for two fiscal years in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles) prior to Party A's successful listing,

B. Party A or Party A has a subsidiary that has a history of operational business for at least two years;

C. Party A is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party A.

2) Party A agrees that the first day when the stock of Party A is freely traded on a US stock market shall be the date of this agreement's expiration. Party A agrees Party B shall have fulfilled all its obligations on such a trading date. If by the end of May 2011, Party A's stock is still not freely traded in the US, the Parties, unless mutually extended, agree to terminate this Listing Agreement. Any termination request must be formally sent by fax or letter to the other party thirty days prior to the effective termination date.

Article 4—Party A's Protection of Party B's Interest

1. Party B agrees to bear the following expenses for the listing of Party A:

A. Legal and audit preparation expenses;

B. Legal and audit expenses;

C. 2 years of GAAS/GAAP audit;

D. SEC application fee, road show (Party A shall bear its own traveling expenses);

E. Creating a shareholder base of about 1,500 shareholders;

F. Misc market maker fees, stock certificate printing and registration expenses;

2. In order to protect Party B's interest already invested or to be invested, the Parties agree to the following conditions demanded by Party B:

A. If for any reason or no reason Party A does not want to be listed in the US, Party A agrees not to apply or reverse merger in any manner, directly or

indirectly through any entity controlled by Party A, for and of its stock's listing with any Securities Exchange Authority in any stock market in the world within three years after termination of this agreement.

B. Party A confirms that on the date of and upon the execution this agreement, Party A's shareholders and the ownership of stock held by them are:

1. The original Party A's shareholders and their total stock ownership of Party A's stock is 87.5%;

2. The total Party B's stock ownership of Party A's stock is 12.5%.

C. After the execution hereof, Party A shall not, without a written consent of Party B, change its stock equity structure.

D. Party A agrees to grant board seats to Party B pro rata to the shares it holds.

Article 5—Timely Report

The Parties shall be liable for notifying the other party on a timely basis regarding the progress and change of the listing.

Article 6— Listing fees and Manner of Payment

1) For Party B's listing service, Party A agrees to grant 12.5% common stock equity for a total consideration of ONE US dollar to Party B at the time of the execution of this agreement. Board of Directors of Party A shall provide Party B with a resolution regarding the transfer of such stock ownership to Party B.

2) CASH- In addition to the stock equity offered to Party B, Party A further agrees to pay Party B a total of US$200,000 in cash for its advisory work. This CASH payment is to be paid out according to the following schedule:

   a. $100,000 in forty five days of this agreement or upon the first funding, whichever comes first;

   b. $100,000 due before the SEC filing for stock registration.

3) Anti-dilution protection: Party A agrees and warrants to Party B that Party B's common stock ownership in Party A shall not fall below 10% before and on the first day of Party A's public trading. Should Party B's common stock ownership in Party A falls below 10%, Party A agrees, within 24 hrs of notification by Party B, to issue more shares to Party B to bring the ownership

back up to 10%.

Article 7—Stock Transfer

Party B shall be allowed and at its own discretion to transfer to any third party or parties of Party A's shares held by Party B in any manner it so chooses before and after public trading occurs.

Article 8— Treatment of stock for Failure of Listing

If for any reason or no reason Party A cannot or does not want to be listed in the US by the end of May 2011 after this Listing Agreement becomes effective, unless an extension is consented to by Party A in writing, then Party B shall, within five days of the expiration of this agreement and any extension in writing thereof, unconditionally sell Party A's shares held by Party B to Party A for ONE US dollar total. The CASH paid to Party B is considered earned and not refundable.

Article 9—Consent to Invitation

Prior to the listing, in order for Party B to make efficient introductions of Party A to the US investors and the stock market, Party A agrees to invite Party B to attend its board meetings and senior management meetings to have some knowledge of its daily business operation.

Article 10—Confidentiality

Party A and Party B shall be liable for actively maintaining the confidentiality of the business secret of the other party.

Article 11—Applicable Law

For matters not included herein, the unified commerce law of the United States of America (US) shall apply to this agreement; implementation and construction of this Contract shall be governed by the state commerce laws of Arizona.

Article 12—Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to Hongkong International Arbitration Center for arbitration in accordance with then applicable arbitration rules. The arbitration award

shall be final, and binding on both parties.

Article 13 Entire Agreement

This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 14—Miscellaneous

1. If this agreement has versions of more than one language, the English version shall govern in case of dispute or inconsistency between them.

Article 15—Effectiveness and Modification

This agreement shall become effective as of the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 16—Duplicates

This agreement shall be served in four copies, with each party holding two, each with the same legal effect.

Article 17—Assignment

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other parties shall be void.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DATE FIRST ABOVE WRITTEN

Party A (signatures and seal if available):

Authorized representative name,

Denis Werner

Signature and title: CEO,President

Party B (signature and seal if available):

EASTBRIDGE INVESTMENT GROUP CORP. CORPORATE SEAL 2001 ARIZONA

Authorized representative name,

Keith Wong

Signature and title: CEO,President